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                                                                    EXHIBIT 2.2

                                INVENTIONS, INC.



                            SHARE EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                 MELITA INTERNATIONAL CORPORATION (AS "BUYER")

                                      AND

                               ALEKSANDER SZLAM,

                        HALINA SZLAM, AS TRUSTEE OF THE

                1997 SZLAM FAMILY TRUST U/A/D FEBRUARY 7, 1997,

                    AND SZLAM PARTNERS, L.P. (AS "SELLERS")



                            DATED AS MARCH 31, 1997


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                                INVENTIONS, INC.

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") is made as of March 31, 1997, by MELITA INTERNATIONAL CORPORATION, a Georgia corporation ("Buyer"), ALEKSANDER SZLAM, an individual resident in Georgia ("Szlam"), HALINA SZLAM, AS TRUSTEE OF THE 1997 SZLAM FAMILY TRUST U/A/D/ FEBRUARY 7, 1997 (the "Trustee"), an individual resident in Georgia, and SZLAM PARTNERS, L.P., a Georgia limited partnership (the "Partnership") whose sole general partner is Szlam Management Company, L.L.C. (Szlam, the Trustee, and the Partnership are collectively referred to hereinafter as the "Sellers").

                                    RECITALS

         Szlam and the Trustee own 1% and 99% of Inventions, Inc., a Georgia corporation (the "Company"), Common Stock. Szlam owns all of the Company's Voting Common Stock and the Trustee owns all of the Company's Non-Voting Common Stock.

         The Trustee entered to that certain Contribution Agreement with Szlam and Szlam Management Company, L.L.C. dated February 14, 1997 (the "Contribution Agreement"). Pursuant to the Contribution Agreement, the Trustee agreed to transfer to the Partnership the Non-Voting Common Stock owned by the Trustee if the S corporation status of the Company was revoked and to transfer to the Partnership any extraordinary distribution made to the Trustee by the Company with respect to its stock.

         Szlam intends to contribute his stock in the Company to the Partnership, at such time as the Company's S corporation status is terminated.

         After these transfers, the parties hereto anticipate that the Buyer will sell shares of its stock to the public and the Buyer wishes to have, for the benefit of its public shareholders, representations and warranties made by the Sellers with respect to the Company.

         The parties are also desirous of arranging this transfer of Company stock to the Buyer in such a manner that no gain will be recognized by them in the exchange of Company stock for Buyer's Stock. For this reason, they have structured the transaction to qualify as a tax free transaction under Section 351 of the Internal Revenue Code.

                                   AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:


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         "APPLICABLE CONTRACT." Any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "BALANCE SHEET."  As defined in Section 3.4.

         "BEST EFFORTS." The efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH." A "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER."  As defined in the first paragraph of this Agreement.

         "BUYER'S STOCK."  The no par value common stock of the Buyer.

         "CLOSING."  As defined in Section 2.3.

         "CLOSING DATE." The date and time as of which the Closing actually takes place.

         "COMPANY."  As defined in the Recitals of this Agreement.

         "CONSENT." Any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS." All of the transactions contemplated by this Agreement, including:

                  (a) the contribution of the Shares by Sellers to Buyer;

                  (b) the delivery of the Buyer's Stock;

                  (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

         "CONTRACT." Any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES."  As defined in Section 10.2.



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         "DISCLOSURE LETTER." The disclosure letter to be delivered by Sellers to Buyer prior to Closing concurrently with the execution and delivery of this Agreement and any supplement thereto.

         "DIVIDEND NOTE." That certain note issued by the Company, dated February ___, 1997 in the amount of $_______ in payment of a dividend to record holders of the Company's common stock on that date.

         "ENCUMBRANCE." Any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "FACILITIES." Any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

         "GAAP." Generally accepted United States accounting principles, applied on a consistent basis.

         "GOVERNMENTAL AUTHORIZATION." Any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY."  Any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "INTELLECTUAL PROPERTY ASSETS."  As defined in Section 3.22.

         "BALANCE SHEET."  As defined in Section 3.4.

         "KNOWLEDGE." An individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or



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                  (b) a prudent individual could be expected to discover or
otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT." Any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "ORDER." Any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS." An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS." (a) The articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON." Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PROCEEDING." Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.




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         "RELATED PERSON."  With respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "REPRESENTATIVE." With respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT." The Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLERS."  As defined in the first paragraph of this Agreement.



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         "SHARES."  All of the Company's outstanding stock.

         "THREATENED." A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.       SALE AND TRANSFER OF SHARES; CLOSING

         2.1. SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will transfer the Shares to Buyer, and Buyer will accept the Shares from Sellers.

         2.2. EXCHANGE PRICE. The exchange price (the "Exchange Price") for the Shares will be that number of shares of the Buyer's Stock set out on the signature page hereof.

         2.3. CLOSING. The share exchange (the "Closing") provided for in this Agreement will occur no later than the effectiveness of the Buyer's registration statement in connection with a registered public offering of the Buyer's Stock at such time and place as the parties may agree.

              Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will result in the termination of this Agreement and will relieve any party of any obligation under this Agreement except Buyer's obligation under Section 11.1.

         2.4. CLOSING OBLIGATIONS. At the Closing:

              (a) Sellers will deliver to Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer; and

                  (ii) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to the Disclosure Letter and any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in order that the information contained in the Disclosure Letter be true and correct on the Closing Date).

              (b) Buyer will deliver to Sellers:

                  (i) certificates representing the shares of Buyer's Stock issued to Sellers; and

                  (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this




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Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyer as follows:

         3.1.     ORGANIZATION AND GOOD STANDING.

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.

                  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

         3.2.     AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the documents required to be delivered by Sellers at Closing (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

                  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)   contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii)  contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to




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which the Company or either Seller, or any of the assets owned or used by the
Company, may be subject;

                           (iii) contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv)  cause Buyer or the Company to become subject
to, or to become liable for the payment of, any Tax;

                           (v)   cause any of the assets owned by the Company to
be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi)  contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

              Neither the Company nor any Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

              (c) Sellers are acquiring the Buyer's Stock for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

         3.3. CAPITALIZATION. The authorized equity securities of the Company consist of 10,000 shares of common stock, no par value per share, of which 10,000 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances.

              Szlam owns 100 of the Shares and the Trustee owns 9,900 of the Shares which the Trustee is obligated to deliver to the Partnership if the Company's S corporation status is terminated.

              No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

              There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other


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securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4. FINANCIAL STATEMENTS. Sellers have delivered to Buyer: an audited balance sheet of the Company as at December 31, 1996 (the "Balance Sheet") and the related audited statements of income, for the 12 months then ended.

              Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved.

         3.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices.

         3.6. TITLE TO PROPERTIES; ENCUMBRANCES. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet.

              All material properties and assets reflected in the Balance
Sheet are free and clear of all Encumbrances except for liens for current taxes not yet due and for liens and encumbrances reflected in the Notes to the Balance Sheet.

         3.7. CONDITION AND SUFFICIENCY OF ASSETS. The Company's assets reflected on its Balance Sheet are adequate for the uses to which they are being put and are sufficient for the continued conduct of the business of the Company after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8. ACCOUNTS RECEIVABLE. [RESERVED.]

         3.9. INVENTORY. [RESERVED.]

         3.10. NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet, the Dividend Note, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11. TAXES. [RESERVED.]

         3.12. NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or



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condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.13. EMPLOYEE BENEFITS. [RESERVED.]

         3.14. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  (a) Unless otherwise set forth in the notes to the Balance
Sheet:

                           (i)   the Company is in full compliance with each
Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii)  no event has occurred or circumstance exists
that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the Company has not received, at any time
since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b)      [RESERVED.]

         3.15.    LEGAL PROCEEDINGS; ORDERS.

                  (a)      There is no pending Proceeding:

                           (i)   that has been commenced by or against the
Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                           (ii)  that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b)      Except as set forth in notes to the Balance Sheet:

                           (i)   there is no Order to which any of the Company,
or any of the assets owned or used by the Company, is subject;



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

                           (ii)  neither Seller is subject to any Order that
relates to the business of, or any of the assets owned or used by, the Company; and

                           (iii) to the Knowledge of Sellers and the Company,
no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c)      [RESERVED.]

         3.16. ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Balance Sheet, the Company have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock other than a dividend payment to Szlam by the issuance of the Dividend Note;

                  (b) except for the February 7, 1997 amendment to its Articles of Incorporation, any amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $250,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;




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

                  (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $250,000;

                  (i) material change in the accounting methods used by the Company; or

                  (j) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.17.    CONTRACTS; NO DEFAULTS.

                  (a) The Disclosure Letter contains a complete and accurate list of:

                           (i)   each Applicable Contract that involves
performance of services or delivery of goods or materials by the Company of an amount or value in excess of $250,000;

                           (ii)  each Applicable Contract that involves
performance of services or delivery of goods or materials to the Company of an amount or value in excess of $250,000;

                           (iii) each Applicable Contract that was not entered
into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $250,000;

                           (iv)  each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $250,000 and with terms of less than one year);

                           (v)   each licensing agreement or other Applicable
Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi)  each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (vii) each Applicable Contract containing covenants
that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (viii)each Applicable Contract providing for
payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix)  each power of attorney that is currently
effective and outstanding;




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

                           (x)   each Applicable Contract entered into other
than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xi)  each Applicable Contract for capital
expenditures in excess of $250,000;

                           (xii) each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xiii)each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

                  (b)      Except as set forth in the Disclosure Letter:

                           (i)   neither Seller (and no Related Person of either
Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                           (ii)  to the Knowledge of Sellers and the Company, no
officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in the Disclosure Letter, each Contract identified or required to be identified in the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in the Disclosure Letter:

                           (i)   the Company is, and at all times since January
1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                           (ii)  each other Person that has or had any
obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                           (iv)  the Company has not given to or received from
any other Person, at any time since January 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18. INSURANCE. [RESERVED.]

         3.19. ENVIRONMENTAL MATTERS. [RESERVED.]

         3.20. EMPLOYEES. The Company has not had after December 31, 1993, does not now have, will not have prior to Closing, and on the Closing Date will not have any employees.

         3.21. LABOR RELATIONS; COMPLIANCE. [RESERVED.]

         3.22. INTELLECTUAL PROPERTY.

                  (a) INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" includes:

                           (i)   the Company's name, all fictional business
names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii)  all patents, patent applications, and
inventions and discoveries that may be patentable (collectively, "Patents");

                           (iii) all copyrights in both published works and
unpublished works (collectively, "Copyrights");

                           (iv)  all rights in mask works (collectively, "Rights
in Mask Works"); and

                           (v)   all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                  (b) AGREEMENTS. The Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $250,000 under which an the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                  (c) KNOW-HOW NECESSARY FOR THE BUSINESS.

                           (i)   The Intellectual Property Assets are all those
necessary for the operation of the Company' businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                           (ii)  Except as set forth in the Disclosure Letter,
all former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                  (d) PATENTS.

                           (i)   The Disclosure Letter contains a complete and
accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                           (ii)  All of the issued Patents are currently in
compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Patent has been or is now involved in any
interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iv)  No Patent is infringed or, to Sellers'
Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (v)   All products made, used, or sold under the
Patents have been marked with the proper patent notice.

                  (e)      TRADEMARKS.

                           (i)   The Disclosure Letter contains a complete and
accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii)  All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iv)  To Sellers' Knowledge, there is no potentially
interfering trademark or trademark application of any third party.

                           (v)   No Mark is infringed or, to Sellers' Knowledge,
has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (vi)  All products and materials containing a Mark
bear the proper federal registration notice where permitted by law.

                  (f)      COPYRIGHTS.

                           (i)   The Disclosure Letter contains a complete and
accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii)  All the Copyrights have been registered and are
currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                           (iii) No Copyright is infringed or, to Sellers'
Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iv)  All works encompassed by the Copyrights have
been marked with the proper copyright notice.

                  (g)      TRADE SECRETS.

                           (i)   With respect to each Trade Secret, the
documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii)  Sellers and the Company have taken all
reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                           (iii) The Company has good title and an absolute
(but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         3.23.    CERTAIN PAYMENTS.  [RESERVED.]

         3.24.    DISCLOSURE.

                  (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to either Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

         3.25. RELATIONSHIPS WITH RELATED PERSONS. No Seller or any Related Person of Sellers or of the Company has, or since January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company' businesses.

         No Seller or any Related Person of Sellers or of the Company is, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with Melita International Corporation, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.26.    BROKERS OR FINDERS.  [RESERVED.]

         3.27. CONSENTS. At the Closing Date, the Seller will have obtained such consents as may be necessary to permit the Closing to occur without causing the Company to incur any lien or liability.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER  [RESERVED.]

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

         5.1. ACCESS AND INVESTIGATION. [RESERVED.]

         5.2. OPERATION OF THE BUSINESSES OF THE COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Buyer concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

         5.3. NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4. REQUIRED APPROVALS. [RESERVED.]

         5.5. NOTIFICATION. [RESERVED.]

         5.6. PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. [RESERVED.]

         5.7. NO NEGOTIATION. [RESERVED.]

         5.8. BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1. APPROVALS OF GOVERNMENTAL BODIES. [RESERVED.]

         6.2. BEST EFFORTS. [RESERVED.]

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1.     ACCURACY OF REPRESENTATIONS.

                  (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                  (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         7.2. SELLERS' PERFORMANCE. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         7.3. CONSENTS.  [RESERVED.]

         7.4. ADDITIONAL DOCUMENTS.  [RESERVED.]

         7.5. NO PROCEEDINGS.  [RESERVED.]

         7.6. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Buyer's Stock exchanged for the Shares.

         7.7. NO PROHIBITION.  [RESERVED.]

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1. ACCURACY OF REPRESENTATIONS.  [RESERVED.]

         8.2. BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing

(considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         8.3. CONSENTS. [RESERVED.]

         8.4. ADDITIONAL DOCUMENTS. [RESERVED.]

         8.5. NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.       TERMINATION

         9.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated by either Buyer or by Aleksander Szlam, as attorney-in-fact for the Sellers.

         9.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1 will survive.

10.      INDEMNIFICATION; REMEDIES

         10.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.

         The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third- party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(ii) as having caused the condition specified in Section 7.1 not to be satisfied;

         The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         10.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS.

         [RESERVED.]

         10.4. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. [RESERVED.]

         10.5. TIME LIMITATIONS. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 3.3, unless on or before December 31, 1999, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.3, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

         If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date.

         10.6. LIMITATIONS ON AMOUNT--SELLERS. [RESERVED.]

         10.7. LIMITATIONS ON AMOUNT--BUYER. [RESERVED.]

         10.8. ESCROW [RESERVED]; RIGHT OF SET-OFF. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable to Sellers. Neither the exercise of nor the failure to exercise such right of set- off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         10.9. PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under
Section 10.2 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.

                  If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.

                  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         10.10. PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. GENERAL PROVISIONS

         11.1. EXPENSES. The Buyer will bear expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

         11.2. PUBLIC ANNOUNCEMENTS. [RESERVED.]

         11.3. CONFIDENTIALITY. [RESERVED.]

         11.4. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Sellers: Szlam Partners, L.P.
                           Mr. and Mrs. Aleksander Szlam
                           Ms. Halina Szlam, as Trustee
                           4321 Hammerstone Court
                           Norcross, GA   30092
                           Facsimile No.: _______________

                  Buyer:   Melita International Corporation
                           5051 Peachtree Corners Circle
                           Norcross, GA   30092-2500
                           Attention:  President
                           Facsimile No.: 770-239-4445

         11.5. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Gwinnett, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

               To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9. DISCLOSURE LETTER.

                  (a) The disclosures in the Disclosure Letter must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         11.10. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.13. TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.14. GOVERNING LAW. [RESERVED.]

         11.15. COUNTERPARTS. [RESERVED.]

         11.16. JOINT AND SEVERAL LIABILITY OF SELLERS. The liability of the Sellers under this Agreement is joint and several.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                 SELLERS:

                                       SZLAM PARTNERS, L.P.
-------------------------------------


By:                                    By:
    ---------------------------------     -----------------------------------
                                          Aleksander Szlam, as Manager, for
Title:                                    Szlam Management Company, LLC
      -------------------------------

Date:
     --------------------------------

The Exchange Price is ____ Shares of
Buyer's Stock.




--------------------------------------     -----------------------------------
Aleksander Szlam, Individually             Halina Szlam, as Trustee of The
                                           1997 Szlam Family Trust U/A/D
                                           February 7, 1997

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1. DEFINITIONS....................................................................................................1

2. SALE AND TRANSFER OF SHARES; CLOSING...........................................................................6

2.1. SHARES.......................................................................................................6
2.2. EXCHANGE PRICE...............................................................................................6
2.3. CLOSING......................................................................................................6
2.4. CLOSING OBLIGATIONS..........................................................................................6

3. REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................................7

3.1. ORGANIZATION AND GOOD STANDING...............................................................................7
3.2. AUTHORITY; NO CONFLICT.......................................................................................7
3.3. CAPITALIZATION...............................................................................................8
3.4. FINANCIAL STATEMENTS.........................................................................................9
3.5. BOOKS AND RECORDS............................................................................................9
3.6. TITLE TO PROPERTIES; ENCUMBRANCES............................................................................9
3.7. CONDITION AND SUFFICIENCY OF ASSETS..........................................................................9
3.8. ACCOUNTS RECEIVABLE..........................................................................................9
3.9. INVENTORY....................................................................................................9
3.10. NO UNDISCLOSED LIABILITIES..................................................................................9
3.11. TAXES.......................................................................................................9
3.12. NO MATERIAL ADVERSE CHANGE..................................................................................9
3.13. EMPLOYEE BENEFITS..........................................................................................10
3.14. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS............................................10
3.15. LEGAL PROCEEDINGS; ORDERS..................................................................................10
3.16. ABSENCE OF CERTAIN CHANGES AND EVENTS......................................................................11
3.17. CONTRACTS; NO DEFAULTS.....................................................................................12
3.18. INSURANCE..................................................................................................14
3.19. ENVIRONMENTAL MATTERS......................................................................................14
3.20. EMPLOYEES..................................................................................................14
3.21. LABOR RELATIONS; COMPLIANCE................................................................................14
3.22. INTELLECTUAL PROPERTY......................................................................................14
3.23. CERTAIN PAYMENTS...........................................................................................17
3.24. DISCLOSURE.................................................................................................17
3.25. RELATIONSHIPS WITH RELATED PERSONS.........................................................................17
3.26. BROKERS OR FINDERS.........................................................................................17
3.27. CONSENTS...................................................................................................18

4. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................18

5. COVENANTS OF SELLERS PRIOR TO CLOSING DATE....................................................................18

5.1. ACCESS AND INVESTIGATION....................................................................................18
5.2. OPERATION OF THE BUSINESSES OF THE COMPANY..................................................................18
5.3. NEGATIVE COVENANT...........................................................................................18
5.4. REQUIRED APPROVALS..........................................................................................18
5.5. NOTIFICATION................................................................................................18
5.6. PAYMENT OF INDEBTEDNESS BY RELATED PERSONS..................................................................18
5.7. NO NEGOTIATION..............................................................................................18
5.8. BEST EFFORTS................................................................................................18




                                      (i)

6. COVENANTS OF BUYER PRIOR TO CLOSING DATE......................................................................18

6.1. APPROVALS OF GOVERNMENTAL BODIES............................................................................18
6.2. BEST EFFORTS................................................................................................18

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE...........................................................19

7.1. ACCURACY OF REPRESENTATIONS.................................................................................19
7.2. SELLERS' PERFORMANCE........................................................................................19
7.3. CONSENTS....................................................................................................19
7.4. ADDITIONAL DOCUMENTS........................................................................................19
7.5. NO PROCEEDINGS..............................................................................................19
7.6. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.........................................................19
7.7. NO PROHIBITION..............................................................................................19

8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE..........................................................19

8.1. ACCURACY OF REPRESENTATIONS.................................................................................19
8.2. BUYER'S PERFORMANCE.........................................................................................19
8.3. CONSENTS....................................................................................................20
8.4. ADDITIONAL DOCUMENTS........................................................................................20
8.5. NO INJUNCTION...............................................................................................20

9. TERMINATION...................................................................................................20

9.1. TERMINATION EVENTS..........................................................................................20
9.2. EFFECT OF TERMINATION.......................................................................................20

10. INDEMNIFICATION; REMEDIES....................................................................................20

10.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE...............................................20
10.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS..........................................................20
10.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS...................................21
10.4. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER............................................................21
10.5. TIME LIMITATIONS...........................................................................................21
10.6. LIMITATIONS ON AMOUNT--SELLERS.............................................................................21
10.7. LIMITATIONS ON AMOUNT--BUYER...............................................................................21
10.8. ESCROW [RESERVED]; RIGHT OF SET-OFF........................................................................21
10.9. PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS..........................................................21
10.10. PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS...............................................................23

11. GENERAL PROVISIONS...........................................................................................23

11.1. EXPENSES...................................................................................................23
11.2. PUBLIC ANNOUNCEMENTS.......................................................................................23
11.3. CONFIDENTIALITY............................................................................................23
11.4. NOTICES....................................................................................................23
11.5. JURISDICTION; SERVICE OF PROCESS...........................................................................23
11.6. FURTHER ASSURANCES.........................................................................................24
11.7. WAIVER.....................................................................................................24
11.8. ENTIRE AGREEMENT AND MODIFICATION..........................................................................24
11.9. DISCLOSURE LETTER..........................................................................................24
11.10. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS........................................................24
11.11. SEVERABILITY..............................................................................................25
11.12. SECTION HEADINGS, CONSTRUCTION............................................................................25
11.13. TIME OF ESSENCE...........................................................................................25
11.14. GOVERNING LAW.............................................................................................25
11.15. COUNTERPARTS..............................................................................................25
11.16. JOINT AND SEVERAL LIABILITY OF SELLERS....................................................................25




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